                                                                   SUB-ITEM 77M

                                    MERGERS

INVESCO MUNICIPAL PREMIUM INCOME TRUST TO INVESCO VAN KAMPEN MUNICIPAL OPPORTUNITY TRUST

   On July 2, 2012, the Board of Trustees of Invesco Municipal Premium Income Trust (the "Target Fund") approved an Agreement and Plan of Merger (the "Agreement"). On August 14, 2012, at a Joint Annual Meeting for shareholders of common shares of beneficial interest of Invesco Municipal Premium Income Trust, shareholders approved the Agreement that provided for the merger of the Target Fund with and into Invesco Van Kampen Municipal Opportunity Trust (the "Acquiring Fund") (the "Merger") pursuant to the Delaware Statutory Trust Act. Pursuant to the Agreement, on August 27, 2012, the Acquiring Fund issued new Common Shares. Common Shares of the Target Fund were exchanged for newly issued Acquiring Fund Common Shares of equal aggregate net asset value. The Acquiring Fund assumed all of the liabilities of the Target Fund. Common Shares of the Acquiring Fund owned after the merger will have an aggregate net asset value equal to the net asset value of the Target Fund Common Shares held immediately before the Merger. Shareholders of the Target Fund and Acquiring Fund will recognize no gain or loss for federal income tax purposes upon the exchange of all shares of the Target Fund for shares in the Acquiring Fund.

INVESCO VAN KAMPEN SELECT SECTOR MUNICIPAL TRUST TO INVESCO VAN KAMPEN MUNICIPAL OPPORTUNITY TRUST

   On July 2, 2012, the Board of Trustees of Invesco Van Kampen Municipal Select Sector Municipal Trust (the "Target Fund") approved an Agreement and Plan of Merger (the "Agreement"). On August 14, 2012, at a Joint Annual Meeting for shareholders of common shares of beneficial interest of Invesco Van Kampen Select Sector Municipal Trust, shareholders approved the Agreement that provided for the merger of the Target Fund with and into Invesco Van Kampen Municipal Opportunity Trust (the "Acquiring Fund") (the "Merger") pursuant to the Delaware Statutory Trust Act. Pursuant to the Agreement, on August 27, 2012, the Acquiring Fund issued new Common Shares. Common Shares of the Target Fund were exchanged for newly issued Acquiring Fund Common Shares of equal aggregate net asset value. The Acquiring Fund assumed all of the liabilities of the Target Fund. Common Shares of the Acquiring Fund owned after the merger will have an aggregate net asset value equal to the net asset value of the Target Fund Common Shares held immediately before the Merger. Shareholders of the Target Fund and Acquiring Fund will recognize no gain or loss for federal income tax purposes upon the exchange of all shares of the Target Fund for shares in the Acquiring Fund.

INVESCO VAN KAMPEN TRUST FOR VALUE MUNICIPALS TO INVESCO VAN KAMPEN MUNICIPAL OPPORTUNITIES TRUST

   On July 2, 2012, the Board of Trustees of Invesco Van Kampen Trust for Value Municipals (the "Target Fund") approved an Agreement and Plan of Merger (the "Agreement"). On August 14, 2012, at a Joint Annual Meeting for shareholders of common shares of beneficial interest of Invesco Van Kampen Trust for Value Municipals, shareholders approved the Agreement that provided for the merger of the Target Fund with and into Invesco Van Kampen Municipal Opportunities Trust (the "Acquiring Fund") (the "Merger") pursuant to the Delaware Statutory Trust Act. Pursuant to the Agreement, on August 27,

2012, the Acquiring Fund issued new Common Shares. Common Shares of the Target Fund were exchanged for newly issued Acquiring Fund Common Shares of equal aggregate net asset value. The Acquiring Fund assumed all of the liabilities of the Target Fund. Common Shares of the Acquiring Fund owned after the merger will have an aggregate net asset value equal to the net asset value of the Target Fund Common Shares held immediately before the Merger. Shareholders of the Target Fund and Acquiring Fund will recognize no gain or loss for federal income tax purposes upon the exchange of all shares of the Target Fund for shares in the Acquiring Fund.

FOR A MORE DETAILED DISCUSSION ON THE MERGER, PLEASE SEE THE AGREEMENT AND PLAN OF MERGER FILED HEREIN UNDER ITEM 77Q1(g).